Exhibit 99.1

TCP CAPITAL CORP. ANNOUNCES 2017 FINANCIAL RESULTS INCLUDING FOURTH QUARTER NET INVESTMENT INCOME OF $0.41 PER SHARE; FIRST QUARTER DIVIDEND OF $0.36 PER SHARE

SANTA MONICA, Calif., February 27, 2018 – TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (“BDC”) (NASDAQ: TCPC), today announced its financial results for the fourth quarter and year ended December 31, 2017 and filed its Form 10-K with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•
Net investment income after taxes for the quarter ended December 31, 2017 was $23.9 million, or $0.41 per share on a diluted basis, net of $0.10 per share in incentive compensation.  Net investment income after taxes for the year ended December 31, 2017 was $90.7 million, or $1.59 per share on a diluted basis, net of $0.40 per share in incentive compensation.

•
Net increase in net assets resulting from operations for the quarter ended December 31, 2017 was $13.6 million, or $0.23 per share.  Net increase in net assets resulting from operations for the year ended December 31, 2017 was $67.9 million, or $1.19 per share.

•	Net asset value per share at December 31, 2017 decreased to $14.80 from $14.92 at September 30, 2017 and $14.91 at December 31, 2016.

•
Total acquisitions during the quarter ended December 31, 2017 were $213.0 million and total dispositions were $221.6 million.  Total acquisitions during the year ended December 31, 2017 were a record $865.4 million and total dispositions were a record $655.7 million.

•
On November 3, 2017, we issued an additional $50.0 million of unsecured notes that mature on August 11, 2022 (the “2022 Notes), bringing the total outstanding principal of the 2022 Notes to $175.0 million. The 2022 Notes bear interest at an annual rate of 4.125%, payable semi-annually, and all principal is due upon maturity.

•
On February 26, 2018, we established a new $100 million revolving, multi-currency credit facility with ING Capital LLC, as administrative agent (the “Credit Facility”).  The Credit Facility matures on February 28, 2022 and generally bears interest at LIBOR plus 2.25%.  This new credit facility replaces the previous SVCP Revolver which generally bore interest at LIBOR plus 2.5%.

•	On February 27, 2018, our board of directors declared a first quarter dividend of $0.36 per share payable on March 30, 2018 to shareholders of record as of March 16, 2018.

“We are pleased with results for the fourth quarter of 2017. We out-earned our dividend by $0.05, demonstrating the earnings power of our portfolio,” said Howard Levkowitz, TCP Capital Corp. Chairman and CEO. “Our robust direct origination platform enables us to grow our portfolio while continuing to be highly selective and disciplined in our investing. We are also pleased to have the continued support of the capital markets, as demonstrated by our follow-on issuance of unsecured notes during the quarter at an attractive price and our closing of a new revolving credit facility at an attractive rate."

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2017, our investment portfolio consisted of debt and equity positions in 96 portfolio companies with a total fair value of approximately $1.51 billion. Debt positions represented approximately 95% of the portfolio at fair value, the majority of which were senior secured debt. Equity positions, including equity interests in portfolios of debt and lease assets, represented approximately 5%.

As of December 31, 2017, the weighted average annual effective yield of our debt portfolio was approximately 11.0%.(1)  As of December 31, 2017, approximately 89% of our debt portfolio at fair value had floating interest rates. As of December 31, 2017, we had one debt investment on non-accrual status, representing zero percent of the portfolio at fair value.

During the three months ended December 31, 2017, we invested approximately $213.0 million, primarily in thirteen investments, comprised of ten new and three existing portfolio companies. The investments were comprised of approximately $171.4 million in senior secured loans and $37.9 million in senior secured notes. The remaining $3.7 million was comprised of equity investments, including $3.5 million of additional equity interests in portfolios of debt and lease assets as well as warrants received in connection with a new debt investment. Additionally, we received proceeds from sales and repayments of investment principal of approximately $221.6 million. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income and create the potential for appreciation, with an emphasis on principal protection.

As of December 31, 2017, total assets were $1,629.4 million, net assets applicable to common shareholders were $870.7 million and net asset value per share was $14.80, as compared to $1,642.1 million, $877.4 million, and $14.92 per share, respectively, as of September 30, 2017 and $1,387.6 million, $790.9 million, and $14.91 per share, respectively, as of December 31, 2016.

(1)
Weighted average annual effective yield includes amortization of deferred debt origination and end-of-term fees and accretion of original issue discount, but excludes market discount, any prepayment and make-whole fee income, and any debt investments on non-accrual status.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended December 31, 2017 was approximately $47.1 million, or $0.80 per share, including $0.09 per share from prepayment premiums and related accelerated original issue discount amortization, $0.04 per share from recurring original issue discount amortization and $0.02 per share from recurring income paid in kind. This reflects our policy of recording interest income, adjusted for amortization of premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended December 31, 2017 were approximately $17.2 million, or $0.29 per share, including interest and other debt expenses of $9.0 million, or $0.15 per share. We also incurred incentive compensation from net investment income of $6.0 million, or $0.10 per share. Excluding incentive compensation, interest and other debt expenses, annualized fourth quarter expenses were 3.7% of average net assets.

Net investment income after excise taxes for the three months ended December 31, 2017 was approximately $29.9 million, or $0.51 per share, before incentive compensation. Net investment income after excise taxes and incentive compensation was $23.9 million, or $0.41 per share.

Net realized and unrealized losses for the three months ended December 31, 2017 of $10.3 million, or $0.18 per share, were comprised primarily of markdowns of $2.8 million on GreenBiologics, $2.3 million on Real Mex, and $2.3 million on the sale of our Contextmedia loan. Realized losses of $9.1 million consisted primarily of $7.1 million of Globecomm, which was triggered by a recapitalization. Globecomm was previously written down and is still held by the Company.

Net increase in net assets applicable to common shareholders resulting from operations for the three months ended December 31, 2017 was $13.6 million, or $0.23 per share.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2017, available liquidity was approximately $371.6 million, comprised of approximately $301.0 million in available capacity under our leverage program and $86.6 million in cash and cash equivalents, less approximately $16.0 million in net outstanding settlements.

The combined weighted-average interest rate on debt outstanding at December 31, 2017 was 4.13%, excluding non-pooled SBA Debentures which bore interest at a temporary rate of 1.79%.

Net debt outstanding at December 31, 2017 was as follows:

	Maturity	Rate		Carrying Value (1)	Available	Total Capacity
SVCP Revolver	2018	L+2.50%	(2)	$57,000,000	$59,000,000	$116,000,000
2019 Convertible Notes ($108 million par)	2019	5.25%		107,011,061	—	107,011,061
2022 Convertible Notes ($140 million par)	2022	4.625%		137,405,870	—	137,405,870
2022 Notes ($175 million par)	2022	4.125%		174,407,422	—	174,407,422
TCPC Funding Facility	2021	L+2.50%	(3)	175,000,000	175,000,000	350,000,000
SBA Debentures	2024-2028	2.57%	(4)	83,000,000	67,000,000	150,000,000
Total debt				$733,824,353	$301,000,000	$1,034,824,353
Unamortized issuance costs				(8,624,072)
Debt, net of unamortized issuance costs				725,200,281
Cash				(86,625,237)
Debt, net of cash and unamortized issuance costs				$638,575,044

(1)	Except for the convertible notes and the 2022 Notes, all carrying values are the same as the principal amounts outstanding
(2)	Based on either LIBOR or the lender’s cost of funds, subject to certain limitations
(3)	Or L+2.25% subject to certain funding requirements
(4)
Weighted-average interest rate on pooled loans, excluding fees of 0.36%. As of December 31, 2017, $8.0 million of the outstanding amount was not yet pooled, and bore interest at a temporary rate of 1.79% plus fees of 0.35% through March 20, 2018, the date of the next SBA pooling.

On February 21, 2018, our board of directors re-approved our stock repurchase plan to acquire up to $50 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. There were no stock repurchases during the three months ended December 31, 2017.

RECENT DEVELOPMENTS

On February 26, 2018, we established a new $100 million revolving, multi-currency credit facility with ING Capital LLC, as administrative agent (the “Credit Facility”).  The Credit facility matures on February 28, 2022 and generally bears interest at LIBOR plus 2.25%.  This new credit facility replaces the previous SVCP Revolver which generally bore interest at LIBOR plus 2.5%.

On February 27, 2018, our board of directors declared a first quarter cash dividend of $0.36 per share payable on March 30, 2018 to shareholders of record as of the close of business on March 16, 2018.

CONFERENCE CALL AND WEBCAST

TCP Capital Corp. will host a conference call on Tuesday, February 27, 2018 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its financial results. All interested parties are invited to participate in the conference call by dialing (866) 393-0571; international callers should dial (206) 453-2872. Participants should enter the Conference ID 5979218 when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Fourth Quarter 2017 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through March 6, 2018. For the replay, please visit http://investors.tcpcapital.com/events.cfm or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 5979218.

TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	December 31, 2017	December 31, 2016

Assets
Investments, at fair value:
Companies less than 5% owned (cost of $1,356,459,251 and $1,174,421,611, respectively)	$1,362,514,206	$1,175,097,468
Companies 5% to 25% owned (cost of $84,153,698 and $75,508,585, respectively)	75,635,342	69,355,808
Companies more than 25% owned (cost of $106,543,799 and $96,135,623, respectively)	76,383,155	70,516,594
Total investments (cost of $1,547,156,748 and $1,346,065,819, respectively)	1,514,532,703	1,314,969,870

Cash and cash equivalents	86,625,237	53,579,868
Accrued interest income:
Companies less than 5% owned	18,533,095	12,713,025
Companies 5% to 25% owned	817,984	953,561
Companies more than 25% owned	16,859	25,608
Deferred debt issuance costs	3,276,838	3,828,784
Receivable for investments sold	431,483	-
Prepaid expenses and other assets	5,188,169	1,527,745
Total assets	1,629,422,368	1,387,598,461

Liabilities
Debt, net of unamortized issuance costs of $8,624,072 and $8,247,426, respectively	725,200,281	571,658,862
Payable for investments purchased	16,474,632	12,348,925
Interest payable	7,771,537	5,013,713
Incentive allocation payable	5,983,135	4,716,834
Payable to the Advisor	800,703	325,790
Unrealized depreciation on swaps	603,745	-
Accrued expenses and other liabilities	1,860,209	2,598,346
Total liabilities	758,694,242	596,662,470

Commitments and contingencies

Net assets applicable to common shareholders	$870,728,126	$790,935,991

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 58,847,256 and 53,041,900 shares issued and outstanding as of December 31, 2017 and December 31, 2016, respectively	$58,847	$53,042
Paid-in capital in excess of par	1,038,892,328	944,426,650
Accumulated net investment income	20,644,224	12,533,289
Accumulated net realized losses	(155,627,539)	(134,960,267)
Accumulated net unrealized depreciation	(33,239,734)	(31,116,723)
Net assets applicable to common shareholders	$870,728,126	$790,935,991

Net assets per share	$14.80	$14.91

TCP Capital Corp.

Consolidated Statements of Operations

	Year Ended December 31,
	2017	2016	2015
Investment income
Interest income:
Companies less than 5% owned	$160,664,562	$133,915,069	$135,518,703
Companies 5% to 25% owned	7,018,326	6,672,486	5,932,861
Companies more than 25% owned	5,844,457	4,430,859	560,989
Dividend income:
Companies less than 5% owned	16,627	-	-
Companies more than 25% owned	237,398	-	-
Lease income:
Companies more than 25% owned	294,366	1,571,280	1,352,797
Other income:
Companies less than 5% owned	1,767,821	1,442,096	3,502,875
Companies 5% to 25% owned	125,943	-	-
Companies more than 25% owned	-	148,975	-
Total investment income	175,969,500	148,180,765	146,868,225
Operating expenses
Interest and other debt expenses	33,091,143	25,192,990	18,895,977
Management and advisory fees	21,560,868	18,881,786	18,593,660
Administrative expenses	2,327,870	1,693,304	1,600,477
Legal fees, professional fees and due diligence expenses	1,485,182	2,320,959	2,840,839
Director fees	571,685	423,904	318,317
Insurance expense	436,965	382,152	374,720
Custody fees	335,841	313,073	300,055
Other operating expenses	2,721,946	3,149,764	2,564,662
Total operating expenses	62,531,500	52,357,932	45,488,707
Net investment income before taxes	113,438,000	95,822,833	101,379,518
Excise tax expense	36,380	569,511	876,706
Net investment income	113,401,620	95,253,322	100,502,812
Net realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Investments in companies less than 5% owned	(13,450,535)	(15,499,336)	(7,077,393)
Investments in companies 5% to 25% owned	(7,113,339)	417,446	(10,613,422)
Investments in companies more than 25% owned	(103,398)	79,742	19,167
Net realized loss	(20,667,272)	(15,002,148)	(17,671,648)
Change in net unrealized appreciation/depreciation	(2,123,011)	15,116,650	(4,733,463)
Net realized and unrealized gain (loss)	(22,790,283)	114,502	(22,405,111)

Net increase in net assets from operations	90,611,337	95,367,824	78,097,701
Gain on repurchase of Series A preferred interests	-	-	1,675,000
Dividends on Series A preferred equity facility	-	-	(1,251,930)
Net change in accumulated dividends on Series A preferred equity facility	-	-	497,790
Distributions of incentive allocation to the General Partner from:
Net investment income	(22,680,323)	(19,050,665)	(19,949,734)

Net increase in net assets applicable to common shareholders resulting from operations	$67,931,014	$76,317,159	$59,068,827
Basic and diluted earnings per common share	$1.19	$1.50	$1.21
Basic and diluted weighted average common shares outstanding	57,000,658	50,948,035	48,863,188

ABOUT TCP CAPITAL CORP.

TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on performing credit lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC's investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a leading alternative investment manager. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company's filings with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the "Risks" section of the company's shelf registration statement declared effective on May 3, 2017 and the company's periodic filings with the SEC. Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

TCP Capital Corp.

CONTACT

TCP Capital Corp.
Katie McGlynn
310-566-1094
investor.relations@tcpcapital.com